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                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT
                              --------------------
                                   (REVISED)
                                   ---------

          This revised Agreement is entered into this 22nd day of July 1997, to be effective on the date set forth below, by and between Araxas Energy Corporation, an Oklahoma corporation ("Corporation"), and Stephen M. Clark ("Employee").

                                  WITNESSETH:
                                  -----------

          WHEREAS, Corporation desires to employ Employee, and Employee desires to accept such employment;

          WHEREAS, Corporation and Employee desire to agree to the specific term of such employment set forth in this Agreement;

          NOW, THEREFORE, in consideration of the recitations stated above and the mutual terms, covenants and conditions contained herein, Corporation and Employee agree as follows:

          1.   EMPLOYMENT

               1.1 Employment. The Corporation hereby employs Employee and Employee hereby accepts such employment, as Vice President and Chief Financial Officer, subject to the supervision and direction of the President and Board of Directors.

               1.2 Term of Employment. The term of employment shall commence on May 5 , 1997, ("Effective Date"), and shall terminate on the third anniversary of the Effective Date, unless further extended as hereinbelow provided or sooner terminated as provided in Section 4 hereof. On the third anniversary of the Effective Date, and on each following annual anniversary thereafter, the term of Employee's employment shall be automatically extended on the terms and condition then in effect for one (1) additional year unless, at least ninety (90) days prior to any such anniversary date, either party shall have delivered to the other, written notice that the term hereof shall not be extended.

          2.   DUTIES

               2.1 Full-time Employment. Unless otherwise authorized by the Corporation, Employee shall devote substantially all of his time, attention and skills to the performance of his duties as an employee of the Corporation. During the term of this Agreement, Employee shall not render services for any other than the Corporation unless otherwise authorized by the Corporation.

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          2.2   Employer-Employee Relationship.  The relationship between
Corporation and Employee is that of an employer and employee. Corporation shall have the right to instruct, control, review and, subject to the terms of this Agreement, modify the nature as requested by Corporation and scope of services, and manner in which Employee performs such services for Corporation.

          3.    COMPENSATION AND RELATED MATTERS.   Subject to the terms and
conditions hereof, Employee shall receive the following salary and other benefits as full consideration for the services to be rendered hereunder:

          3.1 Regular Salary. A salary shall be paid to Employee for all services rendered under this Agreement at the rate of $125,000 per year, payable in equal semi-monthly installments of $5,208.33 as nearly as practicable to the 15th and the last day of each month in arrears. If Employee is employed for less than the entire pay period, the salary shall be prorated in accordance with
the number of days during such pay period in which he is employed.   Corporation
shall have the right to increase Employee's salary periodically under this Agreement, but shall be under no obligation to do so.

          3.2 Expenses. The Employee shall be reimbursed for all reasonable and necessary business expenses incurred in the performance of services hereunder, and are accounted for in accordance with the policies and procedures established from time to time by the Corporation. Corporation will reimburse Employee up to $4,000 of moving and/or temporary housing costs associated with the move from Abilene to The Woodlands.

          3.3 Vacation. Employee shall be entitled to three (3) weeks paid vacation during each full 12-month period during the term hereof and such other vacation time and paid holidays, if any, as shall from time to time be determined by Corporation.

          3.4 Employee Benefit Plans. Employee shall be included in all of the employee benefit plans existing now or in the future providing pension, thrift, profit sharing or similar benefits as are provided generally to officers of Corporation, subject to the terms and conditions of all such plans.

          3.5 Insurance. Corporation shall cover Employee under its group medical and hospitalization plan, shall provide Employee term life insurance coverage, and will cover Employee under other insurance plans maintained for its officers generally.

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          3.6   Stock Option Plan.  Employee shall receive an option to
acquire 3000 shares of the Corporation common stock (the "Option Shares") in accordance with the terms set forth in the Araxas Energy Corporation Long-Term Incentive Plan (currently being finalized). The Option exercise price shall be $250.00 per share and the Option will vest in equal parts on the first, second and third anniversary dates of an IPO or other transaction which results in the Corporation becoming subject to the reporting requirements of the Securities Exchange Act of 1934.

     Employee waives and revokes any right to any option awards under the terms of the Employment Agreement dated May 5, 1997.

     The Option Shares are subject to future dilutive stock transactions provided the dollar value net to Employee does not diminish. The unvested Option Shares expire upon Employee's termination and vested options expire per the terms of the Plan. In the event Corporation is acquired by a corporation controlled by the current shareholders of Corporation ("Newco") employee's option hereunder shall be assumed by Newco, and Newco's Common Stock shall be substituted in accordance with the exchange ratio applicable to the then outstanding shares of Corporation's Common Stock.

          3.7   Incentive Bonus. Employee shall receive up to the equivalent of an additional forty percent (40%) of salary as an annual bonus tied to mutually agreed performance goals to be established no later than the end of the first quarter of each calendar year by the President and/or Board of Directors, which will provide for at least the following for the bonus attributable to
1997, payable in 1998;   (i) financial reporting requirements, (ii) recruitment
and development of a strong accounting staff, (iii) obtaining bank financing to pay off Stratum and, (iv) preparation for and participation in the "IPO" and interaction with security analysts for positive coverage.

          3.8 Indemnity and D&O Coverage. Corporation agrees to indemnify and defend Employee, at Corporation's cost, in any matters (excepting gross negligence by employee) arising from Employee's performance of his duties as an employee, officer or director of Cooperation or any of Corporation's subsidiaries or affiliates. Corporation agrees to endeavor to obtain Directors' and Officers' liability insurance coverage prior to or in connection with Corporation's IPO.

     4.  TERMINATION OF AGREEMENT   This Agreement will continue in effect
until the expiration of the term stated in Section 1 hereof unless sooner terminated as set forth below. If such termination occurs, Employee shall continue to be subject to Section 5 hereof.


          4.1 Death of Employee. If Employee shall die during the term of this Agreement, this Agreement shall terminate and his spouse, if she is then surviving or if not, his legal representative, shall be entitled to receive his compensation as provided in Section 3.1 through the end of the month in which death occurs and vested options.

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          4.2   Illness or Other Incapacity.  If during the term of this
Agreement, Employee shall fail to perform his duties hereunder as a result of illness or other incapacity and such illness or incapacity shall continue for a period of more than three (3) months, Corporation shall have the right to terminate this Agreement and the employment hereunder as of date to be specified in a notice of termination, such date to be not less than thirty (30) days after the mailing by certified mail of such notice. If Employee's illness or incapacity shall have ended, and the Employee shall have assumed his duties hereunder, prior to the date specified in the notice of termination, he shall be entitled to resume his employment hereunder as if such notice had not been given. If such termination occurs, Employee shall continue to be bound by the covenants contained in Sections 5 and 6 hereof, but in all other regards, this Agreement shall terminate as of such termination date, and Corporation shall pay to Employee or his successor the amount of any accrued but unpaid compensation under Section 3.1 hereof, and such other benefits, if any, as may be determined by Corporation.

          4.3   Termination by Corporation for Cause.  Corporation may
terminate this Agreement and the employment of Employee by service of written notice of termination to Employee specifying the circumstances and an effective date for such termination upon the earlier to occur of any of the following
events:  (i)   the Employee willfully misappropriates the property of
Corporation or commits any other act of dishonesty which results in injury to the Corporation or reasonably could result in injury to Corporation; (ii) the Employee engages in personal misconduct which results in injury to the Corporation, or could reasonably could result in injury to Corporation; (iii) the Employee violates any law or regulation relating to the business of the Corporation which results in injury to the Corporation or reasonably could result in injury to the Corporation; (iv) Employee fails to diligently perform his duties hereunder as specified by Corporation and in a manner consistent with prudent business practice. In the event this Agreement is terminated for cause set forth in paragraphs (i) through (iv) above, Corporation will have no obligation to provide any further salary payments or other benefits to Employee, including, but not limited to salary, overriding royalty interests under the Plan and incentive compensation, for any period after the effective date of such termination.

          4.4 Termination by Corporation for Other than Cause. In the event Corporation terminates for any reason other than under paragraph 4.3, Employee shall be entitled to a payment of twelve month's current salary, payable within thirty (30) days of termination, and to exercise any vested Option pursuant to the terms of Corporation's Option plan (including the portion that would be vested for the year in which termination occurs with vesting applied on a pro rata daily basis assuming 365 days between vesting dates).

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          5.   AGREEMENTS RESTRICTING TRADE SECRETS AND
               COMPETITION

               5.1 Confidential Information and Trade Secrets. Employee acknowledges that he will have access to and that there will be disclosed to him during the course of this employment, information of a proprietary nature owned by Corporation, which is of a confidential nature and all of which have great value to Corporation and which is a substantial basis and foundation upon which Corporation's business is predicated. Employee acknowledges that except for his employment and the duties assigned to him which he will be fulfilling, that he would not otherwise have access to the foregoing information. Employee agrees that any and all confidential knowledge or information which may be obtained by him in the course of his employment will be held inviolate by him and that he will conceal the same from any and all other persons, including, but not limited to, competitors of Corporation, and that he will not impart any such knowledge acquired by him as an employee of Corporation to anyone whomsoever either during this employment or after his employment by Corporation has terminated, except to the extent (i) such disclosure is required by law, (ii) such information is otherwise made public by the Corporation, or (iii) such disclosure is made in the normal course of business and is consistent with Corporation's interests.

               Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to Corporation all books, records, forms data, electric logs, geologic maps, scout cards, seismic tapes and all papers and writing relating to the business of Corporation and other information which reflects or reveals Corporation's confidential or trade secret information protected by this Section, and all other property belonging to Corporation, it being understood and agreed that the same are the sole property of Corporation and that Employee will not make any copies thereof; provided, however, the parties agree that the Employee's personnel files and any logs, records, and maps which were Employee's property prior to the Effective Date shall remain Employee's property. For purposes of this Section 5, the term "Corporation" shall include Corporation as heretofore defined and any of its subsidiaries, affiliates or parent organizations.

               5.2 Noncompetition Agreement. For so long as this Agreement is in effect and for a period of six (6) months after termination of this Agreement, Employee will not, without Corporation's written permission, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation, or control of any business which is in direct competition with the Corporation, specifically in the geologic trends which Corporation explores, develops or produces oil and gas.

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               5.3  Injunctive Relief.  Employee specifically acknowledges and agrees that the remedy at law for any breach of the provisions of Sections 5.1 or 5.2 will be inadequate and that Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

               5.4  Reformation.  In the event that the provisions of this
Section 5 should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or geographic limitations permitted by applicable law.

          6.   GENERAL

          6.1 Headings. Section headings are included solely for convenience and should not be used in the interpretation of this Agreement.

          6.2 Severability. In the event any one or more of the provisions contained in the Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

          6.3 Notices. Any notice, demand and all other communications required or permitted to be given under this Agreement shall be in writing and shall have been deemed duly given when delivered or (unless otherwise specified herein) three (3) business days after mailed by United States registered mail, return receipt requested, postage prepaid, to the address set forth on the signature page hereof, or to such other address as any part may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          6.4 Waiver of Breach; Expenses. The waiver by Employee or Corporation of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach. In any action brought by any party hereto, the prevailing party shall be entitled to collect such party's reasonable attorney's fees, court costs and expenses in such action.

          6.5 Binding Effect. The respective rights and obligations of Corporation and Employee under the Agreement shall inure to the benefit of and shall be binding upon Corporation and the respective successors and assigns of Corporation. This Agreement shall not be assignable by Employee. As used herein, the term "Successors and assigns" shall include any corporation or corporations which acquire all or substantially all of the assets and businesses of Corporation whether by purchase, merger, consolidation or otherwise.

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          6.6  Entire Agreement Counterparts.  This Agreement contains the entire agreement of the parties hereto, notwithstanding any oral representation of the parties to the contrary. This Agreement supersedes as of the Effective Date all agreements, oral or in writing, and other arrangements between the parties with respect to all matters related to the subject matter hereof. This Agreement may be executed in multiple counterparts, all of which shall constitute one Agreement, but both parties must execute and deliver one signed counterpart before this Agreement is effective.

          6.7 Applicable Law. The execution, performance and enforcement of this agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to its conflict of laws provisions.

          6.8 Survival. All covenants, representations and warranties of the parties hereto will survive the termination of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

"CORPORATION"                       ARAXAS ENERGY CORPORATION


                              By:   /s/ S. W. NANCE
                                    ________________________________
                                    S. W. Nance
                                    President

                              Address:   10200 Grogans Mill Road, Suite 500
                                          The Woodlands, Texas   77380

"EMPLOYEE"                          /s/ STEPHEN M. CLARK
                                    ________________________________
                                    Stephen M. Clark

                              Address:   175 W. Grey Wing Circle
                                         The Woodlands, TX  77382

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